UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  JANUARY 6, 2010  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03  Material Modification to Rights of Security Holders

Accredited Business Consolidators Corp. today received information that the Financial Industry Regulatory Authority (FINRA) assigned the Company a new ticker symbol effective January 7, 2010.  The new symbol will be ACDU.  The Company will no longer trade using the symbol IOVE.

This corporate action does not alter the number of shares or ownership of stock.  It only changes the name.  There are 436,399,500 common shares of Accredited Business Consolidators Corp. in existence of which 328,018,200 shares are in the public float (held by CEDE & Co.). The remaining shares are on file with the transfer agent, and 70,546,600 are restricted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 6, 2010

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William

Vice President

Twitter:  accreditedbiz

fax:  1-267-371-5168